Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Zynex, Inc. (“Zynex”), that to his knowledge:

1.

Zynex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “10-Q Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Zynex for the period covered by the 10-Q Report.

Dated:   May 12, 2015

/s/ Thomas Sandgaard
Thomas Sandgaard
President and Chief Executive Officer

/s/ Brian P. Alleman
Brian P. Alleman
Chief Financial Officer